Exhibit 99.4

UK Recruitment/Talent Management email following town hall meeting

Subject: Important news about the future of Hudson

{First name}

As you know, today we announced some exciting news about the future of Hudson:

●	The Hudson recruitment and talent management businesses in the UK, France, Spain and Poland are being sold to Morgan Philips Group.
●	The Hudson recruitment and talent management businesses in APAC and Belgium are being sold to the local management teams.
●	The RPO business is being restructured into a global Hudson RPO business.

All of these changes are subject to shareholder approval. Assuming approval is obtained, the transactions are likely to complete in first half of 2018.

Your questions answered.

You will no doubt have questions about what this news means for you and our business.

To help answer your questions we have created a page on InSite with some Q&As: LINK.

If your question is not covered by the Q&A page on InSite, you may submit it anonymously here (https://www.research.net/r/Hudsonfeedback). We will be updating the Q&As to answer your enquiries.

In addition, your director will be available to answer your questions in person.

Introducing Morgan Philips Group.

You can learn more about Morgan Philips Group (MPG) here (LINK).

In addition, there will be opportunities to meet members of the MPG senior team in the coming weeks and months.

Communicating with clients, candidates and the media.

Arrangements are in place to communicate with significant clients over the coming days. In the event that you are asked by a client or candidate about the news, please make yourself familiar with the key messages which can be found here: LINK.

In the event that you receive a call from a journalist, explain that you are not authorised to comment and take a note of their question(s) and contact details (name, telephone number and email address) and send this by email to Andy Powell (andy.powell@hudson.com). Any emails from journalists should also be forwarded to Andy.

Looking forward.

This is exciting news for Hudson in the UK. We will be an important part of an entrepreneurial, ambitious and innovative group with a strong track record of growth and a commitment to using the latest technology.

While the future is exciting, it’s important that we all focus on our day-to-day work and continue with our efforts to build a distinctive and profitable talent solutions business.

Peter Istead

Important Additional Information and Where to Find It

This communication does not constitute a solicitation of a vote or proxy. In connection with the proposed transaction, Hudson intends to file relevant materials with the SEC, including a proxy statement. INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HUDSON AND THE PROPOSED TRANSACTION. The proxy statement and certain other relevant materials (when they become available) and other documents filed by Hudson with the SEC may be obtained free of charge at the SEC’s website at http://www.sec.gov. In addition, investors may obtain copies of these documents (when they become available) free of charge by written request Hudson Global, Inc., 1325 Avenue of the Americas, 12th Floor, New York, New York 10019 or by calling (212) 351-7300.

Participants in the Solicitation

Hudson and its executive officers and directors may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the executive officers and directors of Hudson and the number of shares of Hudson’s common stock beneficially owned by such persons is set forth in the proxy statement for Hudson’s 2017 annual meeting of stockholders which was filed with the SEC on May 1, 2017, and Hudson’s Annual Report on Form 10-K for the period ended December 31, 2016. Investors may obtain additional information regarding the direct and indirect interests of Hudson and its executive officers and directors in the transaction by reading the proxy statement regarding the transaction when it becomes available.